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                                                                EXHIBIT 99.B9b



                       FUND ACCOUNTING SERVICING AGREEMENT


This Agreement between The Olstein Funds, a Delaware business trust (hereinafter called the "Trust," on behalf of its separate series of shares ("Series") or classes of such Series ("Classes"), all as described in part 11 of this Agreement (as such part may be amended from time to time), and Firstar Trust Company, a Wisconsin corporation (hereinafter called "FTC"), is entered into on this 2nd day of February, 1998.


        WHEREAS, the Trust, is an open-ended management investment company registered under the Investment Company Act of 1940 (as amended, the "1940 Act"); and

        WHEREAS, FTC is in the business of providing, among other things, mutual fund accounting services to investment companies.

        NOW, THEREFORE, the Trust and FTC do mutually promise and agree as follows:

        1. SERVICES. FTC agrees to provide the following mutual fund accounting services to the Trust on a per Series or per Class basis as appropriate:

               A.     Portfolio Accounting Services:

                      (1) Maintain portfolio trading records (purchase and sale
               journals for each Series) on a trade date +1 basis using security trade information communicated from the Series' investment manager on a timely basis.

                      (2) Monitor corporate action to identify and record
               interest and dividend income on portfolio securities and maintain accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

                      (3) Determine gain/loss on portfolio security sales and
               identify them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

                      (4) Maintain appropriate records of brokerage activity for transactions in portfolio securities to enable FTC to provide monthly brokerage reports showing brokers and commission amounts.

                      (5) Maintain a daily listing of portfolio holdings by
               Series showing cost, market value, and the percentage of portfolio comprised of each security.

                      (6) Reconcile accounting asset listings against
               custodian's asset listings on at least a monthly basis and report any securities balance discrepancies promptly to the Trust and Custodian.



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               B.     Expense Accrual and Payment Services:

                      (1) For each valuation date, calculate the expense accrual amounts as directed by the Trust as to methodology, rate or dollar amount.

                      (2) Upon receipt of written authorization from the Trust,
               make and record payments for Trust expenses.

                      (3) Account for Trust and Series expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by FTC and the Trust.

                      (4) Provide expense accrual and payment reporting.

               C.     Fund Valuation and Financial Reporting Services:

                      (1) Calculate and maintain daily records of the net asset
               value (and offering price if appropriate) of each Series (or class of such Series if appropriate), at such times (each a "valuation date") as directed and authorized by the Trust through FTC's questionnaire and in accordance with: (i) relevant regulatory requirements; (ii) the Trust's Declaration of Trust and By-Laws; (iii) the Trust's registration statement or Form N-1A; and (iv) any procedures approved by the Board of Trustees of the Trust and supplied to FTC in writing.

                      (2) In connection with the calculation of relevant net
               asset values, FTC shall obtain prices for portfolio securities from pricing services approved by the Trust, and will apply those prices to the portfolio securities. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair value for such securities. If the Trust desires to provide a price which varies from the pricing source, the Trust shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

                      (3) On trade date +1, account for and record purchases,
               sales, exchanges, transfers, dividend reinvestments, and other transactions in shares of the Trust, its Series as reported by the transfer agent on a timely basis.

                      (4) Apply equalization accounting as directed by the
               Trust.

                      (5) Determine net investment income (earnings) for each
               Series of the Trust as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.



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                      (6) Maintain a general ledger for the Trust and each of
               its Series in the form as agreed upon.

                      (7) Communicate, at an agreed upon time, the per share
               price for each valuation date to the Trust and its investment advisers as agreed upon from time to time.

               D.     Tax Accounting Services:

                      (1) Maintain accounting records for each Series'
               investment portfolio to support the tax reporting required for IRS-defined regulated investment companies.

                      (2) Maintain tax lot detail for each Series' investment
               portfolio.

                      (3) Calculate taxable gain/loss on security sales using
               the tax lot relief method designated by the Trust.

                      (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

                      (5) Maintain schedules of dividends paid and payable.

               E.     Compliance Control Services:

                      (1) Support reporting to regulatory bodies and support
               financial statement preparation by making the Trust's accounting records available to the Trust and its investment manager, the Securities and Exchange Commission, and the outside auditors.

                      (2) Maintain accounting records according to the 1940 Act
               and regulations provided thereunder.

            3. CHANGES IN ACCOUNTING PROCEDURES. Any resolution passed by the Board of Trustees of the Trust that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FTC.

            4. CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Trust under this Agreement.

            5. COMPENSATION. FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.



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            6. PERFORMANCE OF SERVICE.

                      A. FTC shall exercise reasonable care in the performance
               of its duties under this Agreement. FTC shall not be liable for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Fund.

                      In the event of a mechanical breakdown or failure of
               communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

                      Regardless of the above, FTC reserves the right to
               reprocess and correct administrative errors at its own expense.

                      B. In order that the indemnification provisions contained
               in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FTC harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FTC and thereupon the Trust shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek



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               indemnification under this section. FTC shall in no case
               confess any claim or make any compromise in any case in which the Trust will be asked to indemnify FTC except with the Trust's prior written consent.

                      C. FTC shall indemnify and hold the Trust harmless from
               and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

            7. RECORDS. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust and as required by the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

            8. CONFIDENTIALITY. FTC shall handle in confidence all information relating to the Trust's or its investment manager's business, which is received by FTC during the course of rendering any service hereunder.

            9. DATA NECESSARY TO PERFORM SERVICES. The Trust or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

            10. NOTIFICATION OF ERROR. The Trust will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of any reports rendered by FTC to the Trust, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

            11. ADDITIONAL SERIES. In the event that the Trust establishes one or more Series or Classes of shares with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The series and classes currently covered by this Agreement are: "The Olstein Financial Alert Fund."

            12. TERM OF AGREEMENT. This Agreement shall become effective on February 2, 1998 and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods, provided that the continuance of the Agreement is approved by a majority of the Trustees of the Trust. The Agreement may also be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the



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parties and will terminate automatically upon its assignment unless the parties offer consent in writing. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

            13. DUTIES IN THE EVENT OF TERMINATION. In the event that in connection with termination a Successor to any of FTC's duties or responsibilities hereunder is designated by Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of Trust, transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to Trust (if such form differs from the form in which FTC has maintained the same, Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

            14. NOTICES. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

                      Firstar Trust Company
                      615 East Michigan Street
                      Milwaukee, WI  53202

and notice to the Trust shall be sent to:

                      The Olstein Funds
                      4 Manhattanville Road
                      Purchase, NY  10577

            14. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

        IN WITNESS WHEREOF, the due execution hereof on the date first above written.



    The Olstein Funds                           Firstar Trust Company

Sign: /s/ Robert A. Olstein                 Sign: /s/ Joe Redwine
     ------------------------------              -------------------------------

Print: Robert A. Olstein                    Print: Joe Redwine
      -----------------------------               ------------------------------

Title: Chairman and President               Title:
      -----------------------------               ------------------------------

Date: March 2, 1998                         Date: March 2, 1998
     ------------------------------              -------------------------------

Attest: Michael Luper                       Attest: Mary Klabunde
       ----------------------------                -----------------------------




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                                                       Mutual Fund Services

================================================================================
                          FUND VALUATION AND ACCOUNTING
                               DOMESTIC PORTFOLIOS
                               ANNUAL FEE SCHEDULE

Fixed Income Funds

    o Annual fee per Series based on market value of assets::

                  o   $25,000 for the first $40,000,000
                  o   2/100 of 1% (2 basis points) on the next $200,000,000
                  o   1/100 of 1% (1 basis point) on the balance

    o Out-of-pocket expenses, including daily pricing service



Equity Balanced Funds

    o Annual fee per Series based on market value of assets:

                  o   $23,500 for the first $40,000,000
                  o   1.5/100 of 1% (1.5 basis points) on the next $200,000,000
                  o   1/100 of 1% (1.0 basis point) on the balance

    o Out-of-pocket expenses, including daily pricing service



Money Market Funds

    o Annual fee per Series based on market value of assets:

                  o   $25,000 for the first $40,000,000
                  o   1/100 of 1% (1 basis point) on the next $200,000,000
                  o   5/100 of 1% (1/2 basis point) on the balance

    o Out-of-pocket expenses, including daily pricing service


             All fees and out-of-pocket expenses are billed monthly.

================================================================================

        12.8.0                                                   FIRSTAR


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                                                       Mutual Fund Services

================================================================================

                          FUND VALUATION AND ACCOUNTING
                               ASSET PRICING COST

ASSET TYPE                                        CHARGE PER ITEM PER VALUATION
----------                                        -----------------------------
                                                       (DAILY, WEEKLY, ETC.)
                                                       ---------------------
Domestic and Canadian Equities                                 $0.15

Options                                                        $0.15

Corporate/Government/Agency Bonds                              $0.50

CMOs                                                           $0.80

International Equities and Bonds                               $0.50

Municipal Bonds                                                $0.80

Money Market Instruments                                       $0.80


                        Pricing costs are billed monthly.

================================================================================

        12.8.0                                                   FIRSTAR



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